Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Agrify Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 17, 2021	By:	/s/ Niv Krikov
	Name:	Niv Krikov
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)